                                                                  Exhibit 10.140

                              PURCHASE AGREEMENT
                              ------------------

     This Purchase Agreement (the "Agreement") is made, as of October 1, 1998, by and among Micron Technology, Inc., a Delaware, U.S.A. corporation, with its principal place of business at 8000 South Federal Way, Boise, Idaho 83716-9632, U.S.A. ("MICRON"), and TECH Semiconductor Singapore Pte. Ltd., a Republic of Singapore corporation, with its principal place of business at No. 1 Woodlands Industrial Park D, Street 1, Singapore 738799 ("TECH") (hereinafter individually a "Party" and collectively the "Parties").

     In consideration of the mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

1.   PURPOSE
     -------

1.1 This Agreement implements certain provisions of the Shareholders' Agreement dated April 11, 1991, amended effective as of May 31, 1991, by Waiver to Shareholders' Agreement, amended effective as of April 11, 1991 and July 22, 1991, by Amendment Agreement No. 1, amended effective as of February 15, 1993 by Amendment Agreement No. 2, amended as of August 4, 1995 by Amendment Agreement No. 3, and amended as of October 1, 1998 by Amendment Agreement No. 4 by and among MICRON, TECH, the Singapore Economic Development Board (the "EDB"), EDB Investments Pte. Ltd., a corporation established under the laws of Singapore ("EDBI"), Canon Inc., a corporation of Japan ("CANON"), Hewlett-Packard Company ("HP"), a Delaware, U.S.A., corporation, and Hewlett-Packard Singapore (Private) Limited, a corporation established under the laws of the Republic of Singapore ("HPSG") (as amended, the "SHAREHOLDERS' AGREEMENT"), for the purchase by MICRON, and the sale by TECH to MICRON of PRODUCTS. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the SHAREHOLDERS' AGREEMENT.

2.   PURCHASE ORDERS
     ---------------

2.1 Purchase orders issued by MICRON under this Agreement are for administrative, payment and accounting purposes. The terms and conditions of any purchase order so issued which purports to alter, amend or extend provisions or terms of manufacture, sale and delivery of PRODUCTS as agreed to by MICRON, EDB, EDBI, HP, HPSG and CANON and TECH in the SHAREHOLDERS' AGREEMENT and Annexes thereto shall have no force or effect.

3.   PRODUCTS
     --------

3.1 TECH agrees to sell to MICRON and/or MICRON's affiliates (individually or collectively), and MICRON, or its designee, agrees to purchase, TECH's entire output (i.e., one hundred percent (100%)) of the finished PRODUCTS and subject to the terms, conditions and obligations set forth in the SHAREHOLDERS' AGREEMENT and the Annexes thereto, including this

     Agreement. Nothing in this Agreement shall be construed to limit MICRON's right or the right of MICRON's affiliates to purchase products from any source other than TECH.

4.   TERM
     ----

4.1 This Agreement shall be effective as of the ACQUISITION CLOSING DATE and shall continue in effect throughout the TERM of the SHAREHOLDERS' AGREEMENT.

5.   PRICING AND PAYMENT TERMS
     -------------------------

5.1 TECH shall sell PRODUCTS to MICRON in accordance with the pricing formula provided in Annex A to the SHAREHOLDERS' AGREEMENT. TECH shall invoice MICRON for PRODUCTS sold to MICRON on a monthly basis in accordance with
     Article 17.6 of the SHAREHOLDERS' AGREEMENT and said Annex A.

5.2 Place of shipment and payment terms are as specified in Articles 17.5, 17.6 and 17.7 of the SHAREHOLDERS' AGREEMENT.

6.   DELIVERY
     --------

6.1 The delivery dates indicated by MICRON on its purchase orders for PRODUCTS are important elements of shipment and receiving of PRODUCTS. TECH agrees to accept any MICRON purchase order, provided that such purchase order:
     (i) does not exceed TECH's then current capacity, (ii) reasonably reflects MICRON's forecasts as described under Article 17.2 of the SHAREHOLDERS' AGREEMENT, and (iii) does not require delivery within a lead time which is commercially unreasonable. TECH agrees to take all reasonable efforts so that the PRODUCTS shall be delivered to MICRON's designated delivery point on the dates set forth in any purchase order(s), accepted by TECH. In the event that any PRODUCTS are not shipped in accordance with such delivery dates, TECH agrees to ship via air freight (or as directed by MICRON) and to pay for all extra costs; provided, however, that such failure to timely ship is not due to any direct act or omission of MICRON (including without limitation any MICRON employee or agent).

6.2 Material failure to meet agreed upon delivery shall be considered a breach of this Agreement; provided, however, MICRON shall not be entitled to damage and/or specific performance for any such breach where said breach is the direct result of any act of MICRON, its employees or agents. TECH shall not be liable for any penalty or incidental or consequential damages imposed upon or incurred by MICRON as a result of failure of TECH to deliver PRODUCTS on such delivery dates.

6.3 In addition to the packing and shipping instructions in Paragraph 11 below, the PRODUCTS shall be packaged in accordance with commercially accepted standards, or to applicable MICRON specifications, to ensure safe arrival at MICRON's designated delivery point.

7.   TECH'S WARRANTIES AND REPRESENTATIONS
     -------------------------------------

7.1 TECH warrants and represents to MICRON that the PRODUCTS will conform to the SPECIFICATIONS and shall be free from any defects in material and workmanship for a period of fifteen (15) months from the date of shipment from TECH of the PRODUCTS, provided that said period may be renegotiated for a longer period of time to conform to the industry standard current at the time of renegotiation.

7.2 In the event MICRON determines within the 15-month period specified in Paragraph 7.01 above that the PRODUCTS are in breach of the warranty set forth in Paragraph 7.01, MICRON shall notify TECH immediately in writing of the defect, and TECH shall promptly, at MICRON's option, either repair or replace any defective PRODUCTS at no cost to MICRON, or credit to MICRON's account MICRON's purchase price and all reasonable costs incurred with respect to the return of the defective PRODUCTS. A Return Material Authorization ("RMA") form previously issued by TECH must accompany any such returned PRODUCTS. MICRON has the right to recommend corrective action to address variances from the SPECIFICATIONS. Such return shipment shall be made by MICRON, F.O.B. the destination from which they were originally shipped to TECH.

7.3 Except as provided in Articles 19.6 and 19.7 of the SHAREHOLDERS' AGREEMENT, and subject to Paragraph 7.04 below, TECH will hold MICRON harmless from and indemnify it against all claims made by third parties arising out of the operations of TECH or the PRODUCTS manufactured by TECH, including all acts or omissions by TECH's personnel (whether or not such personnel are direct employees of TECH or have been obtained from one of the parties to the SHAREHOLDERS' AGREEMENT on a seconding or contractual basis); provided, however, that liability for such claims is not due to any direct act or omission of MICRON (including without limitation any MICRON employee or agent).

7.4 (a) THE WARRANTIES IN THE SHAREHOLDERS' AGREEMENT AND ITS ANNEXES, INCLUDING THIS AGREEMENT, ARE EXCLUSIVE AND STATED IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, STATUTORY, OR IMPLIED, AND NEITHER ASSUME NOR AUTHORIZE ANY OTHER PERSON TO ASSUME FOR THE PARTIES ANY OTHER LIABILITIES IN CONNECTION WITH THE MANUFACTURE OR SALE OF THE PRODUCTS. THE WARRANTIES SHALL NOT APPLY TO ANY OF THE PRODUCTS WHICH HAVE BEEN REPAIRED OR ALTERED, EXCEPT AS AUTHORIZED BY TECH, OR WHICH SHALL BE SUBJECTED TO MISUSE, NEGLIGENCE, ACCIDENT OR ABUSE.

     (b) The remedies provided in this Agreement are MICRON's sole and exclusive remedies for breach of TECH's warranties herein. Except as explicitly provided herein, TECH shall not be liable for any direct damages therefor. IN NO EVENT (INCLUDING CLAIMS UNDER RIGHTS OF INDEMNIFICATION) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     (c) The limitation of liability for direct damages described in the previous paragraph shall not apply in the event that any PRODUCTS sold to MICRON under this Agreement are determined by a court of competent jurisdiction to be defective and to have directly caused property damage or bodily injury or death, provided that MICRON provides TECH with a right to participate with MICRON, at TECH's cost, in the defense of the associated action.

7.5 The terms "SPECIFICATIONS," "TECHNICAL INFORMATION" and "PRODUCTS" as used herein shall have the same definitions as in the SHAREHOLDERS' AGREEMENT, and TECHNICAL ASSISTANCE AGREEMENT.

8.   FORCE MAJEURE
     -------------

8.1 Should any Party be prevented from performing its contractual obligations under this Agreement due to the cause or causes of force majeure such as acts of war (declared or undeclared), fire, storm, floods, typhoon or other severe weather conditions, serious earthquake, legal restraints, government or like interference, judicial action, accidental damage to equipment, as well as any other cause outside the control of that Party, that Party shall not be liable to the other Party for any delay or failure of performance caused by any of the above events. "Force Majeure" shall include the failure to obtain such license(s) and other approvals, including export licenses, as are required by United States law or other applicable law for the equipment, technical information, software, technology and PRODUCTS to be provided pursuant to the terms of this Agreement.

8.2  The Party prevented from performing by the causes identified in Paragraph
     8.01 shall notify the other Party of the occurrence of any of the above events in writing by cable or telex within the shortest possible time.

8.3 Should the delay caused by any of the above events continue for more than ninety (90) days, the Parties shall settle the problem of further performance of this Agreement through friendly negotiations as soon as possible with the objective of restructuring the relationship between them such that the effects of such delay are minimized. If the Parties cannot agree on a mutually acceptable solution within six (6) months of any Party's request for such negotiations, any Party may terminate this Agreement by prior written notice to the other Party.

9.   RETURN MATERIAL AUTHORIZATION
     -----------------------------

9.1 Defective material shall be returned freight collect to TECH. Replacement material shall be sent freight prepaid from TECH, which shall absorb the burden of premium transportation when defect or replacement material places critical time or delivery schedule constraints on MICRON.

9.2 TECH agrees to provide as soon as reasonably possible, but not exceeding five (5) work days, RMAs as contemplated by Paragraph 7.02.

10.   OVERSHIPMENTS
      -------------

10.1 TECH shall ship only the quantity(ies) specified in purchase orders placed under this Agreement. However, any deviation caused by conditions of loading, shipping, packing or allowances in manufacturing processes may be accepted by MICRON according to the overshipment allowance indicated on the face of MICRON purchase orders. If no allowance is shown, no percentage overshipment is allowed. MICRON reserves the right to return any overshipment in excess of the allowance at TECH's expense.

11.   PACKING AND SHIPPING INSTRUCTIONS
      ---------------------------------

11.1 TECH will properly pack and describe shipments in accordance with MICRON specifications and applicable carrier regulations. Shipments will be made at the lowest possible freight charges. MICRON may assist TECH by providing freight classifications or classifying material. TECH will insure or declare value on shipments except on parcel post, unless MICRON specifies otherwise. On shipment where value is declared, TECH will ship prepaid insured for a minimum of the equivalent of fifty U.S. dollars (U.S. $50.00) to facilitate tracing. If shipping by air carrier, TECH will ship freight prepaid. TECH shall consolidate the air and surface shipments on single bills of lading insofar as possible so as to avoid premium freight costs unless instructed otherwise by MICRON.

11.2 In case any shipment does not correspond to normal practice in the industry (e.g., require special handling shipments or air ride suspension, or air shipment over five hundred (500) pounds, or over one hundred twenty
      (120) inches long or wide or over fifty-six (56) cubic feet, etc.), TECH agrees to notify MICRON's appropriate traffic department seventy-two (72) hours prior to shipment for special shipping instructions.

11.3 Each box, crate or carton will show MICRON's full street address and purchase order number regardless of how shipped. On air carrier shipments, a packing list shall accompany each container and shall describe the contents of such container. On all other shipments, TECH will provide a packing list to accompany each shipment, referencing the appropriate purchase order number. The bill of lading also will reference the purchase order number.

11.4 TECH is responsible for packing shipments correctly based on the carrier/mode utilized. Charges for packing and crating shall be deemed part of the purchase price and no additional charges will be made therefor unless specifically requested by MICRON on the purchase order. TECH agrees to ship via the carrier specified by MICRON.

12.   NOTICE OF LABOR DISPUTE
      -----------------------

12.1 Whenever any actual or potential labor dispute delays or threatens to delay the timely performance of any purchase order issued hereunder, TECH shall immediately give notice thereof to MICRON.

13.   APPLICABLE LAW
      --------------

13.1 During the INVESTMENT PERIOD, this Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore, except that the validity, scope, interpretation or infringement of MICRON intellectual property rights (including, without limitation, MICRON patents, copyrights, maskwork rights and trade secrets) shall be governed by the laws of Idaho, U.S.A., applicable to contracts made and fully performed within Idaho. In this Section 13.00, the "INVESTMENT PERIOD" shall mean such time as EDB and/or any EDB SUBSIDIARY owns at least ten percent (10%) of the issued ordinary share capital of TECH.

13.2 Subject to Paragraph 13.01 alone, this Agreement shall be governed by and construed in accordance with the laws of Idaho, U.S.A., applicable to contracts made and fully performed within Idaho.

13.3 For purposes of any litigation relating to this Agreement, the Parties consent to the exclusive jurisdiction of the courts of the Republic of Singapore and Idaho.

14.   TERMINATION
      -----------

14.1 If TI (including its successors and assigns and any person subrogated to the rights of TI) shall exercise any remedy under the Reimbursement Agreement or the Guarantor Security Documents (as defined in the Reimbursement Agreement), or if any of the Collateral Agent (as defined in the Credit Agreement), the Agent (as defined in the Credit Agreement) or any other financial institution party thereto (including any of their successors or assigns or any person subrogated to the rights of any such party) shall exercise any remedy under the Credit Agreement or the related loan or collateral documents, in each case other than one or more Permitted Remedies (as defined below) or upon proceedings being commenced or pursued by or against TECH (other than by MICRON or any of its affiliates) for its bankruptcy, winding-up, dissolution, administration or re-organization (other than any such proceeding of a frivolous or vexatious nature discharged within thirty (30) days) or upon the appointment by any person (other than MICRON or any of its affiliates) of a receiver, administrator, trustee, judicial manager or similar officer over TECH or all or a substantial portion of TECH's business, revenues or assets (any such proceedings or appointment, an "Insolvency Event"), then in any such event at the option of MICRON (other than an Insolvency Event, in which case automatically): (A) MICRON's obligations and TECH's rights under the SHAREHOLDERS' AGREEMENT (but subject to the survival of the Articles referred to in Article 21.4 thereof, excluding Article 21.1 (which Article 21.1 shall specifically not survive in such instances as set forth in Article 21.5 thereof)) shall immediately and with no further action on the part of any PARTY thereto terminate; (B) TECH shall immediately and with no further action on the part of any PARTY thereto terminate its manufacture of PRODUCTS and any other use of MICRON TECHNICAL INFORMATION (as defined in the TECHNICAL ASSISTANCE AGREEMENT) or MICRON A/T TECHNICAL INFORMATION; (C) without limiting the generality of the foregoing, the provisions of Article 21.1 of the SHAREHOLDERS' AGREEMENT shall not apply and no license shall be granted to TECH thereunder or otherwise; (D) TECH shall immediately destroy or return to MICRON as instructed by MICRON in the exercise of its sole discretion, destroy all TECHNICAL DATA (as defined in the TECHNICAL ASSISTANCE AGREEMENT) then in its possession and any mask sets furnished to TECH pursuant to Section
      4.04 of the Technical Assistance Agreement or any other agreement or understanding; and (E) neither TECH nor any other person shall thereafter have any claim against or right to any MICRON PATENT (as defined in the TECHNICAL ASSISTANCE AGREEMENT), MICRON COPYRIGHT (as defined in the TECHNICAL ASSISTANCE AGREEMENT), MICRON MASKWORK RIGHT (as defined in the TECHNICAL ASSISTANCE AGREEMENT) or any other tangible or intangible right or asset of MICRON. Following the receipt of a Default Notice (as defined in the letter agreement by TI in favor of MICRON dated October 1, 1998), the shareholders of TECH shall enter into good faith discussions for a period of thirty (30) days in an effort to determine an appropriate course of action for TECH. During such period, unless an Insolvency Event shall have occurred prior to the termination of such thirty (30) day period, MICRON shall refrain from exercising its termination rights pursuant to this section. "Permitted Remedies" shall mean the Bank Permitted Remedies or the TI Permitted Remedies. The "Bank Permitted Remedies" shall be any remedy against the Borrower that does not result in the cancellation or unavailability of all or any part of the commitments under the Credit Agreement (it being understood that the unavailability of commitments under the Credit Agreement due to TECH's inability to meet conditions precedent or make representations or warranties shall not in and of itself constitute a "remedy" for purposes of this section). The "TI Permitted Remedies" shall be (i) sending of any notice or the demanding of any payment by TECH owed under the Reimbursement Agreement or pursuant to
      Section 5.01(a)(III) of the Reimbursement Agreement, (ii) making of any payment or prepayment by TI to the Agent, the Security Agent or any other financial institution party to the Credit Agreement pursuant to the terms of the Guarantee (as defined in the Reimbursement Agreement), (iii) delivering a statutory demand under Singapore law, (iv) commencing and participating in legal proceedings for the sole purpose of obtaining a monetary judgment and obtaining such a judgment, (v) pursuing, or suffering to exist, remedies under Section 5.01(c) of the Reimbursement Agreement, or (vi) enforcing remedies against operating and deposit accounts, so long as the sum of TECH's total unrestricted cash and cash equivalents plus the aggregate of all Available Revolving Commitments (as defined in the Credit Agreement) then available to TECH under the Credit Agreement is not less than $50.0 million after giving effect to such remedies.

15.   MISCELLANEOUS
      -------------

15.1 For purposes of any litigation in the Republic of Singapore, or appeals arising out of such litigation, the Parties hereby appoint the respective persons set forth below as their agents for service of process in
      Singapore:

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

      TECH:            TECH Semiconductor Singapore Pte. Ltd.
                       No. 1 Woodlands Industrial Park D
                       Street 1
                       Singapore 738799
                       Attention:  President

      MICRON:          Micron Semiconductor Asia Pte. Ltd.
                       990 Bendemeer Road
                       Singapore 339942
                       Attention:  Site Manager

      With copy to:    Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, Idaho  83716-9632
                       U.S.A.
                       Attention:  General Counsel

      For purposes of any litigation in the courts in Idaho, or appeals arising out of such litigation, the Parties hereby appoint the respective persons set forth below as their agents for service of process:

      TECH:            General Counsel
                       Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, Idaho 83716-9632
                       U.S.A.

      MICRON:          General Counsel
                       Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, Idaho  83716-9632
                       U.S.A.

      With copy to:    Site Manager
                       Micron Semiconductor Asia Pte. Ltd.
                       990 Bendemeer Road
                       Singapore 339942

15.2 Except as required by law, for governmental approval or as may be reasonably required for the operation of TECH, no Party shall, without the prior written consent of the other Party, disclose (i) to any third party other than Texas Instruments, Inc., its affiliates, any financial institution that is a party to the Credit Facility or lending to TECH thereunder, the PARTIES to the SHAREHOLDERS' AGREEMENT, and their affiliates either the terms or conditions of this

      Agreement, or (ii) to any third party any information of a proprietary nature which it obtains or which becomes available to it as the result of this Agreement or of the operations of TECH.

15.3 TECH agrees to comply with all applicable export control laws and to obtain all export licenses required for performance of its obligations hereunder.

15.4 MICRON may assign this Agreement or any obligation hereunder to any subsidiary of MICRON upon written notice to TECH. In such event, MICRON shall be the controlling party of such assignee and shall guarantee the obligations of such assignee under this Agreement. TECH shall not assign or transfer this Agreement or any portion hereof, or subcontract any obligation hereunder, without the prior written consent of MICRON. Any such attempted assignment, transfer or subcontract by TECH shall be void.

15.5 The headings of the paragraphs of this Agreement are for reference purposes only and shall not be deemed to affect in any way the meaning or interpretation of the Paragraphs to which they refer.

15.6 The failure on the part of any Party to exercise or enforce any rights conferred on it hereunder shall not be deemed to constitute a waiver of any rights or operate to bar the exercise or enforcement of any such right at any time or times thereafter.

15.7 This Agreement may not be modified, except as permitted under Article 7.11(c) of the SHAREHOLDERS' AGREEMENT and with written consent of the Parties.

15.8 This Agreement may be executed in one or more counterparts, each of which shall be enforceable against the Parties executing such counterparts, and all of which together shall constitute one instrument.

15.9 All notices , requests, demands, and other communications under this Agreement shall be in writing and shall be delivered personally (including by courier) or sent by registered or certified mail (postage prepaid) or given by facsimile transmission (with confirmation in writing) to the parties at the following addresses (or to such address as a party may have specified by notice given to the other pursuant to this provision) and shall be deemed given when so received:

      If to MICRON:    Site Manager
                       Micron Semiconductor Asia Pte. Ltd.
                       990 Bendemeer Road
                       Singapore 339942

      With copy to:    General Counsel
                       Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, Idaho  83716-9632

      If to TECH:      President
                       TECH Semiconductor Singapore Pte. Ltd.
                       No. 1 Woodlands Industrial Park D
                       Street 1
                       Singapore 738799
                       Fax:  (65) 365-2016

and, to the extent required by Singapore law, on each member of TECH's Board of Directors at their address of record. All such notices, requests, demands, and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request, demand or other communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

15.10  All correspondence relating to this Agreement shall be in English.

15.11 This Agreement is written and executed in English. No translation of this Agreement into any other language shall have any force or effect in the interpretation of the construction of this Agreement in determination of the intent of the Parties hereto.

15.12 If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable law, shall not affect the validity or effect of any other provisions hereof.



 [The remainder of this page is intentionally left blank.  Signatures appear on the following page.]

     IN WITNESS WHEREOF, the Parties have signed and dated this Purchase Agreement in the space provided below.



TECH SEMICONDUCTOR SINGAPORE               MICRON TECHNOLOGY, INC.
PTE. LTD.


By:_________________________________       By:__________________________________

Name:_______________________________       Name:________________________________

Title:______________________________       Title:_______________________________

Date:_______________________________       Date:________________________________